Exhibit 10.1

May 16, 2023

Infinera Corporation

6373 San Ignacio Avenue

San Jose, California 95119

Attention: Chief Legal Officer

Re:	Exchange and/or Subscription for Infinera Corporation 3.75% Convertible Senior Notes due 2028

Ladies and Gentlemen:

Infinera Corporation, a Delaware corporation, (the “Company”), is offering its 3.75% Convertible Senior Notes due 2028 (the “Additional Notes”). The Additional Notes will constitute a further issuance of, and form a single series with, the Company’s outstanding 3.75% Convertible Senior Notes due 2028 initially issued on August 8, 2022 in the aggregate principal amount of $373,750,000 (the “Existing Notes”, and together with the Additional Notes, the “Notes”). The Additional Notes will have substantially identical terms to the Existing Notes (except issuance date, issue price and that they will be issued with a separate restricted CUSIP number and will not be fungible with the Existing Notes except in certain circumstances). The Notes will be convertible into cash up to the aggregate principal amount of the notes to be converted and the Company will pay or deliver, as the case may be, cash, shares (“Underlying Shares”) of common stock of the Company, par value $0.001 per share (“Stock”) or a combination of cash and Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the notes being converted.

The undersigned (the “Investor”), for itself and, on behalf of the accounts (if any) listed on (x) Exhibit A hereto, in the case of the Exchange (as defined below), for whom the Investor has been duly authorized to enter into the Exchange (each, including the Investor if it is listed on Exhibit A, an “Exchanging Holder”) and (y) Exhibit B hereto, in the case of the Subscription (as defined below), for whom the Investor has been duly authorized to enter into the Subscription (each, including the Investor if it is listed on Exhibit B, a “Subscriber”), may:

(1) exchange 2.125% Convertible Senior Notes due 2024 (CUSIP: 45667GAC7 and ISIN: US45667GAC78) of the Company (the “Old Notes”) for an amount of Additional Notes determined as set forth herein (the “Exchange”); and/or

(2) subscribe for and purchase from the Company Additional Notes for cash (the “Subscription” and, the Exchange and/or the Subscription, as applicable, the “Notes Transactions”),

in each case, pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange/Subscription Agreement” or this “Agreement”).

The Exchanging Holders and the Subscribers (including the Investor, as applicable) are referred to collectively as the “Purchasers,” and each Purchaser (other than the Investor) is referred to herein as an “Account.”

The Investor hereby confirms that this Agreement relates to participation by the Purchasers, taken together, in the:

Exchange only ☐	Subscription only ☐	Exchange and Subscription ☐

The Investor and each Account understands that the Notes Transactions are being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Transactions are only being made to investors who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon an exemption from registration under the Securities Act. The Additional Notes will be issued pursuant to the Indenture (the “Indenture”), dated as of August 8, 2022 between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

1.

The Exchange. If the Investor and/or any other Exchanging Holders are participating in the Exchange, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor and the other Exchanging Holders hereby deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount (the “Exchanged Principal Amount”) of Old Notes set forth in column 2 of Exhibit A hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for:

Additional Notes having an aggregate principal amount, for each Exchanging Holder, as set forth in column 3 of Exhibit A (such aggregate principal amount of Additional Notes, the “Exchanged Additional Notes”), and the Company agrees to issue such Exchanged Additional Notes to the Exchanging Holders in exchange for such Exchanged Old Notes. For the avoidance of doubt, Exchanged Additional Notes will be issued in denominations of $1,000 principal amount and integral multiples thereof, and the Company will not make any separate cash payment in respect of rounded amounts, interest or additional interest, if any, accrued and unpaid to the Closing Date (as defined below) for the Exchanged Old Notes other than as set forth in Exhibit A. Instead, such amounts will be deemed to be paid in full rather than cancelled, extinguished or forfeited upon exchange of the Exchanged Old Notes for the Exchanged Additional Notes. Subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor, on behalf of itself and each Exchanging Holder, hereby (a) waives any and all other rights with respect to such Exchanged Old Notes, and (b) releases and discharges the Company from any and all claims the Investor and each Exchanging Holder may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes. In addition, if the Net Cash Amount (as defined in Exhibit A) is a negative number, on the Closing Date, the Company shall pay the absolute value of such amount in cash to the Exchanging Holder using the settlement instructions set forth in Exhibit D. If the Net Cash Amount is a positive number, on the Closing Date, the Exchanging holder shall pay such amount in cash to the Company using the settlement instructions set forth in Exhibit E.

2.

The Subscription. If the Investor and/or any other Subscriber is participating in the Subscription, subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, Additional Notes (the “Purchased Additional Notes”) having an aggregate principal amount as set forth in column 2 of Exhibit B hereto (the “Purchased Principal Amount”), for an aggregate purchase price in cash in respect of such Purchased Additional Notes as set forth in Exhibit B (such aggregate cash purchase price, the “Cash Purchase Price”). For the avoidance of doubt, such Cash Purchase Price shall not be adjusted for accrued interest if the Closing Date occurs after June [●], 2023.

3.

The Closing. The closing of the Notes Transactions (the “Closing”) shall take place on the second Business Day (as defined below) immediately following the last Trading Day of the Reference Period (as defined below) or, at such other time and place as mutually agreed in writing by the parties (the “Closing Date”).

4.	Closing Mechanics.

(a)	The Depository Trust Company (“DTC”) will act as securities depositary for the Additional Notes.

(b)

At or prior to the times set forth in the Exchange/Subscription Procedures set forth in Exhibit C hereto (the “Exchange/Subscription Procedures”), the Investor, on behalf of itself and/or any other Account, shall:

(i)

if participating in the Exchange only, deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to U.S. Bank Trust Company, National Association, in its capacity as trustee for the Old Notes (the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures and, if the Net Cash Amount is a positive number, deliver such amount in cash to the Company;

(ii)	if participating in the Subscription only, transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures;

(iii)	if participating in both the Exchange and the Subscription:

(A)

deliver and/or cause the Exchanging Holders to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to the Old Notes Trustee, for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures and, if the Net Cash Amount is a positive number, deliver such amount in cash to the Company; and

(B)	transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures.

(c)

On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and (1) the prior receipt by the Old Notes Trustee from each Exchanging Holder of the Exchanged Old Notes and, if the Net Cash Amount is a positive number, the prior receipt by the Company of such amount in cash, if the Investor and/or any other Exchanging Holder is participating in the Exchange only pursuant to clause (b)(i) above, (2) the prior receipt by the Company of the Cash Purchase Price from the Investor on behalf of each Subscriber, if such Subscriber is participating in the Subscription only pursuant to clause (b)(ii) above, and (3) the prior receipt by the Old Notes Trustee from each Purchaser of the Exchanged Old Notes to be submitted for exchange by such Purchaser and, if the Net Cash Amount is a positive number, the prior receipt by the Company of such amount in cash, and the prior receipt by the Company of the Cash Purchase Price from such Purchaser if such Purchaser is participating in both the Exchange and the Subscription pursuant to clause (b)(iii) above:

(i)

If the Additional Notes are fungible with the Existing Notes for U.S. federal income tax purposes, the Company and Investor shall each execute and deliver the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, between the Company and the Investors participating in the Exchange and/or Subscription, as applicable, in substantially the form attached hereto as Appendix A; and

(ii)

the Company shall execute, and shall use commercially reasonable efforts to cause the Trustee to authenticate and deliver to the DTC account(s) specified by the Investor or the relevant Account in Exhibit D hereto, the Exchanged Additional Notes (if the Investor and/or any Exchanging Holder is participating in the Exchange) and/or the Purchased Additional Notes (if the Investor and/or any Subscriber is participating in the Subscription), as the case may be; provided, however, that the parties acknowledge that the delivery of the Exchanged Additional Notes or Purchased Additional Notes, as applicable, may be delayed due to procedures and mechanics within the system of DTC, the Trustee or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the delivery of the Exchanged Additional Notes or Purchased Additional Notes, as applicable, and (ii) such delay is no longer than five Business Days (as defined below). If the Net Cash Amount is a negative number, the Company shall deliver the absolute value of such amount in cash to the Exchanging Holder.

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the Additional Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

5.	Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

(a)	Organization. The Company is duly organized and is validly existing under the laws of the State of Delaware.

(b)	Due Authorization. This Exchange/Subscription Agreement has been duly authorized, executed and delivered by the Company.

(c)

Additional Notes. The Additional Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Additional Notes by the Trustee, upon delivery to the Investors in accordance with the terms of the Exchange and/or Subscription, as applicable, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the Additional Notes (assuming that the Company elected to settle the entire portion it may elect to settle in shares of Stock and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for issuance by the Company and, when issued upon conversion of the Additional Notes in accordance with the terms of the Additional Notes, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.

(d)

Indenture. The Company has all requisite corporate power and authority to perform its obligations under the Indenture. The Indenture has been duly authorized, executed, and delivered by the Company. The Indenture constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(e)

Registration Rights Agreement. To the extent the Registration Rights Agreement is entered into, the Company will have all requisite corporate power and authority to perform its obligations under the Registration Rights Agreement. If applicable, the Registration Rights Agreement will be duly authorized by the Company and will be duly executed and delivered by the Company on or prior to the Closing. Assuming due authorization, execution and delivery by the Investors party thereto, the Registration Rights Agreement, upon execution and delivery thereof by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(f)

Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange/Subscription Agreement, (1) each of the issuance of the Exchanged Additional Notes in connection with the Exchange and/or the issuance of the Purchased Additional Notes in connection with the Subscription, as the case may be, pursuant to this Exchange/Subscription Agreement is exempt from the registration requirements of the Securities Act; and (2) except as contemplated by the Registration Rights Agreement, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(g)

New Class. The Additional Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(h)

No Conflicts. The issuance of the Additional Notes pursuant to the Exchange/Subscription Agreements, the execution, delivery and performance, as applicable, by the Company of its obligations under the Additional Notes, the Indenture, the Registration Rights Agreement, if applicable, each Exchange/Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of its obligations under any Exchange/Subscription Agreement, that certain Base Indenture, dated as of September 11, 2018, by and among the Company and the Old Notes Trustee (as supplemented by that certain First Supplemental Indenture, dated as of September 11, 2018 by and among the Company and the Old Notes Trustee) (together, the “Old Notes Indenture”), the Registration Rights Agreement, if applicable, the Indenture or the Additional Notes or the consummation of any of the transactions contemplated hereby or thereby.

(i)	Exchange. The Company acknowledges that the terms of the Notes Transactions have been mutually negotiated between the parties.

6.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

(a)

The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)

The Investor has full power and authority to enter into this Exchange/Subscription Agreement and perform all obligations required to be performed by the Investor hereunder, including the potential entry into the Registration Rights Agreement. If the Investor is executing this Exchange/Subscription Agreement or the Registration Rights Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Exchange/Subscription Agreement or the Registration Rights Agreement, as applicable, on behalf of, and, bind, each Account to the terms of this Agreement or the Registration Rights Agreement, as applicable, (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Exchanging Holder, and (B) the principal amount of each Exchanging Holder’s Exchanged Old Notes and (iii) Exhibit B hereto is a true, correct and complete list of the name of each Subscriber and the aggregate principal amount of Purchased Additional Notes each such Subscriber agrees to purchase hereunder.

(c)

Each Exchanging Holder participating in the Exchange is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

(d)

Participation in the Notes Transactions will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (in each case, or, if applicable, any Account) and (2) the charter or bylaws (or equivalent organizational documents) of the Investor (or, if applicable, any Account).

(e)

The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit D and, unless otherwise set out in Exhibit A or Exhibit B hereto, as applicable, is not acquiring the Exchanged Additional Notes or the Purchased Additional Notes as a nominee or agent or otherwise for any other person.

(f)

The Investor and each Account will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or such Account purchases or acquires pursuant to the Exchange or Subscription, as the case may be, or sells Additional Notes and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or such Account is subject or in which the Investor or such Account makes such purchases, acquisitions or sales, and the Company shall not have any responsibility therefor.

(g)

The Investor and each Account hereby acknowledges that the Additional Notes have terms that are substantially identical with the Existing Notes (other than differences in the issuance date, issue price and interest accrued prior to the issue date of such Additional Notes) and will form a single class of securities with the Existing Notes for all purposes under the Indenture. However, as permitted by the Indenture, the Additional Notes may not be fungible with the Existing Notes for U.S. federal income tax purposes, in which case the Additional Notes will bear a separate CUSIP number from the Existing Notes at all times. In addition, the Additional Notes may be issued with “original issue discount” for purposes of Section 1271 and other applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and applicable U.S. Treasury Regulations promulgated thereunder, in which case the Additional Notes will contain a legend to that effect and which will instruct the holder on where to obtain the issue price, amount of original issue discount, issue date and yield to maturity for such Additional Notes.

(h)

The Investor and each Account has received a copy of the Indenture. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the Notes Transactions or the Company or any of its subsidiaries, other than as contained in this Agreement or the Indenture or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the Notes Transactions; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that HudsonWest LLC (the “Agent”) does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Indenture or any such other information provided or deemed provided to the Investor by the Company.

(i)

The Investor and each Account understands and accepts that acquiring the Additional Notes in the Notes Transactions involves risks. The Investor and each Account has such knowledge, skill and experience in business, financial and investment matters that the Investor and each Account is capable of evaluating the merits and risks of the Notes Transactions and an investment in the Additional Notes. With the assistance of its own professional advisors (to the extent the Investor and each Account has deemed appropriate), the Investor and each Account has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Additional Notes and the consequences of the Notes Transactions and this Agreement. The Investor and each Account also acknowledges that it has consulted its own tax advisor regarding its decision to purchase Additional Notes and to discuss the resulting U.S. federal income tax consequences based upon its particular situation, as well as the consequences of other U.S., non-U.S., state and local or other tax laws and potentially applicable tax treaties. The Investor and each Account has considered the suitability of the Additional Notes as an investment in light of its own circumstances and financial condition, and the Investor is and each Account able to bear the risks associated with an investment in the Additional Notes.

(j)

The Investor confirms that neither it nor any Account is relying on any communication (written or oral) of the Company or the Agent or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Notes Transactions and receive the Additional Notes pursuant to the terms hereof. It is understood that information provided in the Indenture, or by the Company or the Agent or any of their respective agents or affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Transactions, and that none of the Company, the Agent or any of their respective agents or affiliates is acting or has acted as an advisor to the Investor or any Account in deciding whether to participate in the Notes Transactions.

(k)

The Investor confirms, for itself and for each Account, that neither the Company nor the Agent has (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Additional Notes; or (2) made any representation to the Investor regarding the legality of an investment in the Additional Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Transactions, neither the Investor nor any Account is relying on the advice or recommendations of the Company or the Agent, and the Investor and each Account has made its own independent decision that the investment in the Additional Notes is suitable and appropriate for the Investor or such Account.

(l)

The Investor and each Account is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Additional Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Additional Notes. The Investor and each Account is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the Additional Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor and each Account has had access to the Company filings with the Securities and Exchange Commission and such other information concerning the Company and its subsidiaries and the Additional Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Transactions. The Investor and each Account has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor or such Account deems necessary to enable it to make an informed investment decision concerning the Notes Transactions and the Additional Notes.

(m)

The Investor and each Account understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Additional Notes or made any finding or determination concerning the fairness or advisability of such investment.

(n)

The Investor and each Account (i) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and (ii) (A) has total assets of at least $50 million, (B) meets the definition of a “qualified purchaser” as defined under the Investment Company Act of 1940, as amended or (C) is a registered investment company. The Investor, for itself and on behalf of each Account, agrees to furnish any additional information reasonably requested by the Company or any of their affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Transactions.

(o)

The Investor and each Account is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(p)

The Investor and each Account is acquiring the Additional Notes solely for the Investor’s or such Account’s own beneficial account, or for an account with respect to which the Investor or such Account exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Additional Notes. The Investor and each Account understands that the offer and sale of the Additional Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor or each Account and the accuracy of the other representations made by the Investor and each Account in this Agreement.

(q)

The Investor and each Account understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s and such Account’s participation in the Notes Transactions meets the requirements for the exemptions referenced in clause (o) above. In addition, the Investor and each Account acknowledges and agrees that any hedging transactions engaged in by the Investor or such Account after the confidential information (as described in the confirmatory email received by the Investor from the Agent (the “Wall Cross Email”)) was made available to the Investor and prior to the Closing in connection with the issuance and sale of the Additional Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(r)

The Investor and each Account acknowledges that the Additional Notes have not been registered under the Securities Act. As a result, the Additional Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, Section 2.05 thereof), and the Investor, for itself and on behalf of each Account, hereby agrees that neither it nor any Account will sell the Additional Notes other than in compliance with such transfer restrictions. Further, the Investor and each Account acknowledges that the Additional Notes will be issued pursuant to a restricted CUSIP number.

(s)

The Investor and each Account acknowledges that the terms of the Notes Transactions have been mutually negotiated between the Investor (for itself and on behalf of each Account), and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Notes Transactions on behalf of itself and each Account.

(t)	The Investor and each Account acknowledges the Company intends to pay an advisory fee to the Agent.

(u)

The Investor will, for itself and on behalf of each Account, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Old Notes Trustee or the Trustee to complete the Notes Transactions.

(v)

The Investor and each Account understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(w)

The participation in the Notes Transactions by any Exchanging Holder was not conditioned by the Company on such Exchanging Holders’ exchange of a minimum principal amount of Exchanged Old Notes. No Subscriber’s participation in the Notes Transactions was conditioned upon a minimum aggregate principal amount of Additional Notes issued for cash in the Subscription.

(x)

The Investor acknowledges that it and each Account had a sufficient amount of time to consider whether to participate in the Notes Transactions and that neither the Company nor the Agent has placed any pressure on the Investor or any Account to respond to the opportunity to participate in the Notes Transactions. The Investor acknowledges that neither it nor any Account did become aware of the Notes Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(y)

The operations of the Investor and each Account have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, any Account’s) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

7.

Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Old Notes (if applicable) and the Cash Purchase Price (if applicable) and of the Company to deliver the Additional Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

8.

Covenant and Acknowledgment of the Company. The Company hereby agrees to publicly disclose at or before 9:00 a.m., New York City time (the “Release Time”), on the first business day after the date hereof, the Notes Transactions as contemplated by this Exchange/Subscription Agreement in a press release. The Company hereby acknowledges and agrees that as of the Release Time the Company will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Notes Transactions or that was otherwise communicated by the Company to the Investor or any Account in connection with the Notes Transactions. For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of Closing that has not been communicated to the Investor or any Account. The Company will, on the first business day following the Closing, file a Current Report on Form 8-K publicly disclosing the closing of the Notes Transactions as contemplated by this Exchange/Subscription Agreement.

9.

Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit D hereto.

10.

Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.

Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

12.

Taxation. The Company and its agents shall be entitled to deduct and withhold from any consideration (the “Exchange Consideration”) payable pursuant to this Agreement such amounts as may be required (as determined by the Company in good faith) to be deducted or withheld under applicable law. Without limiting the generality of the foregoing, in the event that the Holder (or Account(s) of such Holder, if applicable) (i) is a “United States person” (as defined in Section 7701(a) of the Code), such Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), shall deliver to the Company, at least one (1) business day prior to Closing, an accurately completed and duly executed IRS Form W-9 certifying that such Exchanging Holder or Purchaser, as applicable, is exempt from backup withholding or (ii) is not a “United States person” (as defined in Section 7701(a) of the Code); such Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), shall deliver to the Company, at least one (1) business day prior to Closing, either (A) in the case of such an Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), which is the beneficial owner of the Exchange Consideration, in the case of an Exchanging Holder, or Additional Notes in the case of a Purchaser, a completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from Sections 1471 to 1474 of the Code and either (x) properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States or (y) together with a Form of Tax Certificate, substantially in the form of Exhibit D-1 or (B) in the case of such a Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), which is not the beneficial owner of the Exchange Consideration, in the case of an Exchanging Holder, or an Additional Note, in the case of a Purchaser, (x) a completed and duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members: (a) an IRS Form W-9, or (b) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from Sections

1471 to 1474 of the Code and either (i) properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States or (ii) together with a Form of Tax Certificate, substantially in the form of Exhibit D-2 (or, if such partner/member is not the beneficial owner of the Exchange Consideration, in the case of an Exchanging Holder, or an Additional Note, in the case of a Purchaser, an IRS Form W-8IMY together with the foregoing from each of its partners/members). To the extent any amounts are withheld and remitted to the appropriate taxing authority (including, for the avoidance of doubt, due to the failure of an Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchaser, if applicable), to comply with the obligations set forth in this Section 12), such amounts shall be treated for all purposes of this Agreement as having been paid to the Exchanging Holder or Purchaser, as applicable (or Account(s) of such Exchanging Holder or Purchasers, if applicable), to whom such amounts otherwise would have been paid. Any forms, certificates and other documents required to be delivered to the Company pursuant to this Section 12 shall be delivered via electronic mail to each of the individuals named below at the address indicated next to such individual’s name:

● [                    ]

13.

Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE/SUBSCRIPTION AGREEMENT.

14.

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.

Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.

Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 15. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

17.

Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Exchange/Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

18.

Section and Other Headings. The section and other headings contained in this Exchange/Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange/Subscription Agreement.

19.

Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange/Subscription Agreement (whether executed manually or by way of a digital signature as described herein this Section 19) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

20.

Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor or any Account, the address provided in Exhibit D (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Infinera Corporation 6373 San Ignacio Avenue San Jose, California 95119 Attention: Chief Legal Officer

In each case, with a copy to (which shall not constitute notice):	Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California Attention: Erik Franks

21.

Binding Effect. The provisions of this Exchange/Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

22.

Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.

23.

Reliance by Agent. The Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Agent. The Agent shall be a third party beneficiary to this Exchange/Subscription Agreement to the extent provided in this Section 23.

24.

Severability. If any term or provision (in whole or in part) of this Exchange/Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange/Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Exchange/Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange/Subscription Agreement]

ACCEPTED AND AGREED:

INFINERA CORPORATION

By
Name:
Title:

[Signature Page to Exchange/Subscription Agreement]